UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 11, 2015 (December 7, 2015)

 VBI VACCINES INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-18188 (Commission File Number)	93-0589534 (IRS Employer Identification Number)

222 3rd Street, Suite 2241 Cambridge, Massachusetts (Address of principal executive offices)	02142 (Zip Code)

(617) 830-3031

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

The information set forth in Item 5.02 is incorporated by reference into this Item 1.01.

ITEM 5.02          DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

(b) Departure of Director

On December 7, 2015, Dr. Michael Steinmetz tendered his resignation as a member of the board of directors (the “Board”) of VBI Vaccines, Inc. (the “Company”), for personal reasons. Dr. Steinmetz’s resignation is not because of a disagreement with the Company on any matter related to the Company’s operations, policies, or practices.

(d) Election of New Director

Effective as of December 8, 2015, the Board appointed Mr. Scott Requadt to fill the vacancy created by the resignation of Dr. Steinmetz. The Board determined that Mr. Requadt qualifies as an “independent director” within the meaning of NASDAQ Marketplace Rule 5605(a)(2). The Board also appointed Mr. Requadt to serve as Chairman of its Compensation Committee.

There is no family relationship between Mr. Requadt and any of the Company’s officers or other directors. There are no understandings or arrangements between Mr. Requadt and any other person pursuant to which Mr. Requadt was appointed a director.

Mr. Requadt has not been a party to any transaction with the Company or its subsidiaries during 2015 of the type required to be disclosed pursuant to Item 404(a) of Regulation S-K and no such transaction is currently contemplated.

Scott Requadt, JD, MBA, is currently a Managing Director at Clarus Ventures, a life sciences venture capital fund. Scott has over 15 years of operating and investment experience in the pharmaceutical industry. Prior to joining Clarus in 2005, Scott was Director, Business Development of TransForm Pharmaceuticals (acquired by Johnson &Johnson), and previously practiced for several years as an attorney at the law firm of Davis Polk & Wardwell LLP, in mergers and acquisitions. Before that, Mr. Requadt was a law clerk for a senior judge at the Supreme Court of Canada. Mr. Requadt holds a B.Com (Economics & Finance) from McGill University (First Class Honors), an LL.B from University of Toronto and an MBA from Harvard Business School (Baker Scholar). Mr. Requadt has been involved in multiple Clarus Ventures investments spanning both therapeutics and medical technology, including Intercept Pharmaceuticals (Nasdaq: ICPT) as well as several R&D risk-sharing collaborations with large pharmaceutical industry partners. He has previously been active as a member of the Board of TyRx (acquired by Medtronic) and as a non-voting observer on the Boards of Variation Biotechnologies (US), Inc. (acquired by the Company), Catabasis (Nasdaq: CATB), Oxford Immunotec (Nasdaq: OXFD), Link Medicine (acquired by AstraZeneca) and Biolex Therapeutics.

Director Services Agreement

Pursuant to a Director Services Agreement dated as of December 8, 2014, between Mr. Requadt and the Company (the “Director Services Agreement”), Mr. Requadt will receive quarterly compensation of: (i) $7,500 for serving as a director and (ii) $2,500 for serving as the Chairman of the Compensation Committee. The Company has also agreed to reimburse Mr. Requadt for ordinary and reasonable expenses incurred in exercising his responsibilities and duties as a director.

The forgoing description of the Director Services Agreement is a general description only and is qualified in its entirety by reference to the full text of the Director Services Agreement attached to this Current Report on Form 8-K as Exhibit 10.1, which is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Director Services Agreement with Scott Requadt dated as of December 8, 2015

 SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 11, 2015

VBI VACCINES INC.

By:	/s/ Jeff Baxter
Jeff Baxter
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Director Services Agreement with Scott Requadt dated as of December 8, 2015